Exhibit T3A.20

Certificate of registration LIMITED COMPANY
Registration number
556570-1181
Date of registration of the company	Date of registration of current name
1999-04-26	2018-05-02
Document created on	Page
2024-10-10 10:42	1 (3)

Registration number:	556570-1181

Business name:	Intrum Intl AB

Address:
	Riddargatan 10	[SEAL]
114 35 STOCKHOLM

Registered office:	Stockholm

Note:

The company is registered as a public limited company.

THE COMPANY WAS FORMED

1999-04-13

SHARE CAPITAL

Share capital	: SEK	100,000

Min	: SEK	100,000

Max	: SEK	400,000

Number of shares:		1,000

Min	:	1,000

Max	:	4,000

BOARD MEMBER, CHAIR OF THE BOARD

681118-6292	Brodin, Lars Johan, c/o Intrum Justitia AB, 105 24 STOCKHOLM

Certificate of registration LIMITED COMPANY
Registration number
556570-1181
Date of registration of the company	Date of registration of current name
1999-04-26	2018-05-02
Document created on	Page
2024-10-10 10:42	2 (3)

BOARD MEMBERS

830906-0377	Folkesson, Emil Stellan Oscar, c/o Intrum AB (publ),
105 24 STOCKHOLM

890420-2705	Löndahl Thurang, Eva Kristina, c/o Intrum AB,
105 24 STOCKHOLM

850722-6572	Salloum, Mohammed, c/o Intrum AB (publ), 105 24 STOCKHOLM

SPECIALLY AUTHORIZED SIGNATORIES

710324-0235	Mohlin, Björn Jonas, Nisbydalsvägen 14, 183 37 TÄBY

AUDITORS

556271-5309	Deloitte AB, 113 79 STOCKHOLM
Represented by: 731116-0217

PRINCIPALLY RESPONSIBLE AUDITOR

731116-0217	Honeth, Patrick Olof, c/o Deloitte AB, 113 79 STOCKHOLM

SIGNATORY POWER

The board of directors is entitled to sign.

Signatory power by any two jointly of the board members

Signatory power by the board members

Mohlin, Björn Jonas

ARTICLES OF ASSOCIATION

Date of the latest change: 2018-04-17

FINANCIAL YEAR

Registered financial year: 0101 - 1231

Latest annual report submitted covers financial period 20230101-20231231

DATE OF REGISTRATION OF CURRENT AND PREVIOUS BUSINESS NAMES

2018-05-02 Intrum Intl AB

Certificate of registration LIMITED COMPANY
Registration number
556570-1181
Date of registration of the company	Date of registration of current name
1999-04-26	2018-05-02
Document created on	Page
2024-10-10 10:42	3 (3)

2001-07-12 Intrum Justitia International Aktiebolag

1999-04-26 Aktiebolaget Grundstenen 84161

The above information is an extract from the Trade and Industry Register Bolagsverket, the Swedish Companies Registration Office.

Bolagsverket, Swedish Companies Registration Office

/s/ Maja Norberg	[SEAL]
Maja Norberg